SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]	Confidential, for use of the Commission only as permitted by Rule 14a-6 (e)(2)

Navtech, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined)
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:
	[ ]	Fee paid previously with preliminary materials:

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:
	2)	Form, Schedule or Registration Statement no.:
	3)	Filing Party:
	4)	Date Filed:

 NAVTECH, INC.

Notice of Annual Meeting of Shareholders
March 31, 2005

To the Shareholders
of Navtech, Inc.

Notice is hereby given that the Annual Meeting of Shareholders of NAVTECH, INC., a Delaware corporation, will be held in the Executive Boardroom at the offices of our subsidiary, Navtech Systems Support Inc., located at 175 Columbia Street West, Suite 102, Waterloo, Ontario, Canada N2L 5Z5 on Thursday, March 31, 2005 at 10:00 a.m., local time, for the following purposes:

(1)	To elect a board of four directors.
(2)	To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on February 15, 2005 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

            David Strucke
            Secretary

February 28, 2005

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF NAVTECH, AND RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. A SHAREHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

NAVTECH, INC.

PROXY STATEMENT

This Proxy Statement is being mailed to you on or about February 28, 2005. All of our shareholders of record at the close of business on February 15, 2005 are being mailed this Proxy Statement in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Shareholders to be held on Thursday, March 31, 2005, in the Executive Boardroom at the offices of our subsidiary, Navtech Systems Support Inc. (“Navtech-Canada”), located at 175 Columbia Street West, Suite 102, Waterloo, Ontario, Canada N2L 5Z5 at 10:00 a.m. local time, or any adjournment thereof.

All proxies duly executed and received will be voted on the matters presented at the meeting in accordance with the specifications made in such proxies. In the absence of specified instructions, proxies so received will be voted FOR the named nominees to our Board of Directors.

The Board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees to the Board. In the event that any other matter should come before the meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

The total number of our common shares, par value $.001 per share, outstanding as of February 15, 2005 was 4,672,869. Each common share is entitled to one non-cumulative vote. The common shares are the only class of securities entitled to vote. A majority of the common shares outstanding and entitled to vote as of February 15, 2005, or 2,336,435 common shares, must be present at the meeting in person or by proxy in order to constitute a quorum for the transaction of business. Only shareholders of record as of the close of business on February 15, 2005 will be entitled to vote.

With regard to the election of directors, votes may be cast in favor or withheld. The directors shall be elected by a plurality of the votes cast in favor. Accordingly, based upon there being four nominees, each person who receives one or more votes will be elected as a director. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals.

Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with Navtech written notice of revocation or a fully executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a shareholder who attends the meeting need not revoke a proxy given and vote in person unless the shareholder wishes to do so. Written revocation or amended proxies should be sent to the attention of our Corporate Secretary at the offices of our subsidiary, Navtech Systems Support Inc., located at 175 Columbia Street West, Suite 102, Waterloo, Ontario, Canada N2L 5Z5.

The proxy is being solicited by our Board of Directors. We will bear the cost of the solicitation of proxies including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of common shares. Solicitations will be made primarily by mail, but certain of our directors, officers or employees may solicit proxies in person or by telephone, telecopier, or e-mail without special compensation.

A list of shareholders entitled to vote at the meeting will be available for your examination at the offices of our subsidiary, Navtech Systems Support Inc., 175 Columbia Street West, Suite 102, Waterloo, Ontario, Canada, for a period of ten days prior to the meeting and will also be available at the meeting.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation for the last three fiscal years of all of our executive officers as of October 31, 2004 who had a total salary and bonus for such year in excess of $100,000.

Long-Term Compensation
		Annual Compensation			Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Common Stock Underlying Options
David Strucke, Chief Executive Officer	2004 2003 2002	$ 130,807 $ 118,675 $ 94,319	$ 32,417 $ 23,734 $ 19,062	-0- -0- -0-	50,000 -0- 100,000
Derek Dawson, Vice President - Sales and Business Development	2004 2003 2002	$ 136,889 $ 112,122 $ 104,234	-0- -0- -0-	-0- -0- -0-	40,000 -0- -0-

Option Tables

OPTION GRANTS IN FISCAL YEAR ENDED OCTOBER 31, 2004

Name	Shares of Common Stock Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price/Share	Expiration Date
David Strucke	50,000	36%	$ 1.06	September 2009
Derek Dawson	40,000	29%	$ 1.06	September 2009

AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED OCTOBER 31, 2004 AND FISCAL
YEAR-END OPTION VALUES
	Number of Unexercised Options at October 31, 2004	Value of Unexercised In-the-Money Options at October 31, 2004
Name	Exercisable/Unexercisable	Exercisable/Unexercisable
David Strucke	150,000/50,000	$131,438/$500
Derek Dawson	50,000/40,000	$39,438/$400

No options were exercised by either Messrs. Strucke or Dawson during the fiscal year ended October 31, 2004.

Long-Term Incentive Plan Awards

No awards were made to Messrs. Strucke or Dawson during the fiscal year ended October 31, 2004 under any long-term incentive plan.

Compensation of Directors

Our directors, with the exception of salaried officers, are entitled to receive an annual retainer of $7,200 (payable quarterly in advance) and $600 per Board and/or committee meeting attended. The Chairman of the Board is entitled to receive an annual retainer of $8,640 (payable quarterly in advance), and the Chairman of a committee is entitled to receive $900 per committee meeting chaired. In addition, our directors are entitled to be reimbursed for travel expenses incurred in attending any meeting of the Board or any of its committees. Our By-Laws also provide, to the extent permitted by law, for certain indemnification of our directors.

On September 9, 2004, stock options were granted to Thomas Beynon and Michael Jakobowski, directors of Navtech, for the purchase of 25,000 shares each at an exercise price of $1.06 per share. Also on September 9, 2004, stock options were granted to Michael Ueltzen, also a director, for the purchase of 20,000 shares at an exercise price of $1.06 per share.

Employment Contracts, Termination of Employment and Change-In-Control Arrangements

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our common stock is the only class of securities outstanding. Each share is entitled to one vote. The following table sets forth certain information regarding our outstanding common stock beneficially owned as of February 15, 2005 by:

•	each person who is known by us to own beneficially or exercise voting or dispositive control over more than 5% of our common stock,
•	each present director,
•	each person named in the Summary Compensation Table above, and
•	all of our present executive officers and directors as a group

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Shares
Robert N. Snyder 7200 Wisconsin Avenue, Suite 601 Bethesda, Maryland	940,000 (1)	19.7%
John Bethanis 11420 S W 109th Road Miami, Florida	804,443 (2)	17.2%
Alain Mallart 38 avenue des Klauwaerts 1050 Brussels, Belgium	698,670 (3)	15.0%
Dorothy A. English 175 Columbia Street West Waterloo, Ontario, Canada	358,958 (4)	7.7%
Michael Ueltzen 5801 Lee Highway Arlington, Virginia	330,000 (5)	7.0%
David Strucke 175 Columbia St. W. Suite 102 Waterloo, Ontario, Canada	202,500 (6)	4.2%
Michael Jakobowski 7200 Wisconsin Avenue, Suite 601 Bethesda, Maryland	59,750 (7)	1.3%
Thomas D. Beynon 675 Riverbend Drive Kitchener, Ontario, Canada	51,250 (8)	1.1%
Derek Dawson 175 Columbia St. W., Suite 102 Waterloo, Ontario, Canada	50,000	1.1%
All executive officers and directors as a group (7 persons)	745,062 (5)(6)(7)(8)(9)	15.1%

(1)
Based upon Schedule 13D, as amended, filed with the Securities and Exchange Commission. Includes (i) 100,000 shares that are issuable upon the exercise of a warrant that is currently exercisable and (ii) 40,000 shares owned by Wyoming Investments Limited Partnership, of which Mr. Snyder is a general partner.

(2)	Based upon Schedule 13D, as amended, and other statements filed with the Securities and Exchange Commission.
(3)	Based upon Schedule 13G, as amended, filed with the Securities and Exchange Commission.
(4)	Based upon Schedule 13D, as amended, filed with the Securities and Exchange Commission.
(5)
Based upon Schedule 13D and other statements filed with the Securities and Exchange Commission. Represents (i) 300,000 shares owned by Republic Electronics Corporation of which Mr. Ueltzen is the majority shareholder, President and Chief Executive Officer, and (ii) 30,000 shares that are issuable upon exercise of options that are currently exercisable.

(6)	Includes 112,500 shares that are issuable upon exercise of options that are currently exercisable.
(7)	Includes 31,250 shares that are issuable upon exercise of options that are currently exercisable.
(8)	Represents shares that are issuable upon exercise of options that are currently exercisable.
(9)	Includes 51,562 shares that are issuable upon exercise of options that are currently exercisable.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information as of October 31, 2004 with respect to compensation plans (including individual compensation arrangements) under which our common stock is authorized for issuance, aggregated as follows:

•	All compensation plans previously approved by security holders; and
•	All compensation plans not previously approved by security holders.

EQUITY COMPENSATION PLAN INFORMATION

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,144,525	$.64	1,803,765
Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	1,144,525	$.64	1,803,765

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

Four directors are to be elected at the meeting to serve until the next Annual Meeting of Shareholders and until their respective successors have been elected and have qualified, or until their earlier resignation or removal.

The following table sets forth the positions and offices presently held with us by each nominee for election as director, his age as of February 15, 2005, and the year in which he became a director. Proxies not marked to the contrary will be voted in favor of their election.

Name	Age	Positions and Offices Presently Held with Navtech	Year Became Director
David Strucke	36	President, Chief Executive Officer, Secretary, and Director	2001
Thomas D. Beynon	63	Director	2000
Michael Jakobowski	44	Director	2001
Michael Ueltzen	59	Director	2001

David Strucke has served as our President, Chief Executive Officer, Secretary and a director since November 2001. Mr. Strucke also served as our Chief Financial Officer from January 2000 to November 2003. Mr. Strucke served as Vice President - Finance & Accounting of Navtech-Canada from October 1999 to January 2000 and as its Director of Finance and Accounting and a Business Analyst from January 1999 to October 1999. Prior to joining us, Mr. Strucke served as a Financial Analyst focusing on mergers and acquisitions for an automotive capital equipment manufacturer and performed financial and accounting consulting work for manufacturing companies from 1996 to 1998. Mr. Strucke obtained a Masters of Business Administration from Wilfrid Laurier University and is a graduate of the University of Waterloo with a Bachelor’s degree in Science in Engineering. Mr. Strucke has lectured on Introductory Finance for the undergraduate business program at Wilfrid Laurier University.

Thomas D. Beynon is a partner in the Waterloo, Ontario law firm of McCarter Grespan Robson Beynon Thompson LLP and a member of the Law Society of Upper Canada. He has been with the firm since March 1996. Prior to this, Mr. Beynon spent six years with the law firm, Sims Clement Eastman, from 1991 to 1996. Mr. Beynon serves as Corporate Secretary of Virtek Vision International Inc., a public company, and is a director of a number of private companies. Mr. Beynon has served as one of our directors since July 2000.

Michael Jakobowski has served as Chief Financial Officer of Cambridge Information Group since September 1999. Prior to joining Cambridge, Mr. Jakobowski was the Vice President of Accounting for Thomson Financial Database Group from August 1997 to September 1999, and the Corporate Controller for Kline Group from June 1994 to August 1997. Mr. Jakobowski is a member of the American Institute of Certified Public Accountants. Prior to 1994, Mr. Jakobowski spent over 11 years in public accounting with Price Waterhouse, Coopers & Lybrand, and Johnson Lambert and Co. Mr. Jakobowski has served as one of our directors since November 2001.

Michael Ueltzen is the President and CEO of The Republic Group (TRG) in Arlington, Virginia. Mr. Ueltzen joined TRG in 1968. TRG is a high-tech export management firm with representatives in 78 countries, and specializes in systems integration and engineering projects with emphasis on international environmental problems. Mr. Ueltzen and TRG were awarded the Presidential E-Star Award for outstanding contribution to the United States Export Expansion Program. Mr. Ueltzen has been a member of the American Meteorological Society since 1985. Mr. Ueltzen has served as one of our directors since July 2001.

Committees

The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibilities for oversight of the quality and integrity of our accounting, auditing, internal control and financial reporting practices. It may also have such other duties as may from time to time be assigned to it by the Board. The members of the Audit Committee currently are Messrs. Beynon and Jakobowski, with Mr. Jakobowski serving as Chairman. The directors who serve on the Audit Committee are “independent” directors based on the definition of independence in Rule 4200A(a)(14) of the listing standards of the National Association of Securities Dealers currently applicable to small business issuers. Our Board of Directors has determined that Mr. Jakobowski is an “audit committee financial expert,” as that term is defined in Item 401(e)(2) of Regulation S-B. The Board of Directors has adopted a written charter for the Audit Committee.

The Nominating Committee of the Board makes recommendations to the Board on qualifications and selection criteria for Board members, reviews the qualifications of potential candidates for the Board and makes recommendations to the Board on nominees to be elected at the Annual Meeting of Shareholders. The members of the Nominating Committee currently are Messrs. Jakobowski and Ueltzen. The directors who serve on the Nominating Committee are “independent” directors based on the definition in the listing standards of the National Association of Securities Dealers. The Board of Directors has adopted a written charter for the Nominating Committee. A copy of the charter was attached as Appendix A to our proxy statement with respect to our annual meeting of shareholders held on April 5, 2004. The Nominating Committee will consider qualified director candidates recommended by shareholders if such recommendations for director are submitted in writing to our Secretary at c/o Navtech Systems Support Inc., 175 Columbia Street West, Suite 102, Waterloo, Ontario, Canada N2L-5Z5. At this time, no additional specific procedures to propose a candidate for consideration by the Nominating Committee, nor any minimum criteria for consideration of a proposed candidate for nomination to the Board, have been adopted.

There are no other committees of the Board of Directors, all other functions being performed by the Board as a whole.

Report of the Audit Committee

In overseeing the preparation of Navtech’s financial statements, the Audit Committee met with both management and Deloitte & Touche LLP, Navtech’s independent auditors, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the independent auditors. The Committee’s review included discussion with the outside auditors of matters required to be disclosed pursuant to Statement of Auditing Standards (SAS) No. 61 (Communication With Audit Committees), as amended by SAS No. 89 (Audit Adjustments) and SAS No. 90 (Audit Committee Communications)

The Committee also discussed with Deloitte & Touche LLP matters relating to its independence, including the written disclosures and the letter delivered to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in Navtech’s Annual Report on Form 10-KSB for the fiscal year ended October 31, 2004, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Michael Jakobowski - Chairman
Thomas D. Beynon

Meetings

The Board held twelve meetings during the fiscal year ended October 31, 2004. Each of our directors attended all meetings held during the fiscal year.

The Audit Committee held four meetings during the fiscal year ended October 31, 2004. Both committee members attended the four meetings.

The Nominating Committee did not meet during the fiscal year ended October 31, 2004. The Nominating Committee was formed in March 2004 and prior to that the Board as a whole discussed all matters with respect to board membership.

Communications with the Board of Directors

Any security holder who wishes to communicate with the Board of Directors or a particular director should send the correspondence to the Board of Directors, Navtech, Inc. or the particular director, as the case may be, c/o Navtech Systems Support Inc., 175 Columbia Street West, Suite 102, Waterloo, Ontario, Canada N2L-5Z5, Attn: Secretary. Any such communication so addressed will be forwarded by the Secretary to the members or particular member of the Board.

We do not have a formal policy regarding director attendance at our Annual Meeting of Shareholders. However, all directors are encouraged to attend. One of the Board members was in attendance at last year’s Annual Meeting of Shareholders.

Family Relationships

There is no family relationship among any of our executive officers and directors.

Term of Office

Each director will hold office until the next annual meeting of shareholders or until his successor is elected and qualified.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of copies of Forms 3 and 4 furnished to us and written representations that no other reports were required, during the fiscal year ended October 31, 2004, all Section 16(a) filing requirements applicable to the officers, directors and 10% stockholders were complied with except that, on one occasion, each of Messrs. Strucke, Beynon, Jakobowski, Ueltzen, Gordon Heard, our Chief Financial Officer, and Derek Dawson, or Vice President - Sales and Business Development, filed a Form 4 late (which forms each reported late the grant of a stock option).

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Deloitte & Touche LLP, our independent auditors, has served as such since the fiscal year ended October 31, 2000. It is not expected that a representative from Deloitte & Touche LLP will attend the meeting.

Principal Accountant Fees and Services

The following is a summary of the fees billed to us by Deloitte & Touche, LLP, our independent auditors, for professional services rendered for the fiscal years ended October 31, 2004 and 2003:

Fee Category	Fiscal 2004 Fees	Fiscal 2003 Fees
Audit fees (1)	$36,398	$30,941
Audit related fees (2)	14,408	9,288
Tax fees (3)	78,623	53,956
All other fees	-	-
Total	$129,429	$94,185

(1)
Audit fees consist of aggregate fees billed for professional services rendered for the audit of our annual financial statements and review of the interim financial statements included in the quarterly reports of services that are normally provided by the independent auditors in connection with the statutory and regulatory filings or engagements for the fiscal years ended October 31, 2004 and October 31, 2003, respectively.

(2)	For assurance and related services that are reasonably related to the performance of the audit and are not reported with audit fees, including accounting consultations.

(3)
For tax compliance, advice, planning and return preparation and for services related to the submission and receipt of investment tax credits earned from Canadian Scientific Research and Experimental Development (SR&ED) qualified expenditures.

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent auditors and approves in advance any services to be performed by the independent auditors, whether audit-related or not. The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent auditors. All of the fees shown above were pre-approved by the Audit Committee.

SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at the our next Annual Meeting of Shareholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Securities Exchange Act of 1934, must be received by our Secretary at the offices of our subsidiary, Navtech Systems Support Inc., 175 Columbia Street West, Suite 102, Waterloo, Ontario, Canada, N2L 5Z5 by October 28, 2005 for inclusion in our Proxy Statement and form of proxy relating to such meeting.

The following requirements with respect to shareholder proposals and shareholder nominees to the Board of Directors are included in our By-Laws.

1. Shareholder Proposals. For a proposal to be properly brought before an annual meeting by one of our shareholders, the shareholder must have given timely notice to our Secretary. To be timely, such proposal must be received by the Secretary at the principal executive offices on a date which is not less than 60 days nor more than 90 days prior to the date which is one year from the date of the mailing of the Proxy Statement for the prior year’s annual meeting of shareholders. If during the prior year we did not hold an annual meeting, or if the date of the meeting for which a shareholder intends to submit a proposal has changed more than 30 days from the date of the meeting in the prior year, then such notice must be received a reasonable time before we mail the Proxy Statement for the current year. A shareholder's notice must set forth as to each matter the shareholder proposes to bring before the annual meeting certain information regarding the proposal, including (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting; (b) the name and address of such shareholder proposing such business; (c) the class and number of our shares which are beneficially owned by such shareholder; and (d) any material interest of such shareholder in such business. No business proposed by a shareholder shall be conducted at an annual meeting except in accordance with these procedures. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in our Proxy Statement.

2. Shareholder Nominees. In order for persons nominated to the Board of Directors, other than those persons nominated by or at the direction of the Board of Directors, to be qualified to serve on the Board of Directors, such nomination must be made pursuant to timely notice in writing to our Secretary. To be timely, a shareholder's notice must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the meeting; provided, however, that, in the event that less than 70 days' notice of the date of the meeting is given to shareholders and public disclosure of the meeting date, pursuant to a press release, is either not made or is made less than 70 days prior to the meeting date, then notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the earlier of (a) the day on which such notice of the date of the meeting was mailed to shareholders or (b) the day on which such public disclosure was made. The shareholder filing the notice of nomination must describe various matters, including such information as (a) the name, age, business and residence addresses, occupation or employment and shares held by the nominee; (b) any other information relating to such nominee required to be disclosed in a Proxy Statement; and (c) the name, address and shares held by the shareholder.

Any notice given pursuant to the foregoing requirements must be sent to our Secretary at c/o Navtech Systems Support Inc., 175 Columbia Street West, Suite 102, Waterloo, Ontario, Canada, N2L 5Z5. The foregoing is only a summary of the provisions of our By-Laws that relate to shareholder proposals and shareholder nominations for director.

OTHER BUSINESS

While the accompanying Notice of Annual Meeting of Shareholders provides for the transaction of such other business as may properly come before the meeting, we have no knowledge of any matters to be presented at the meeting other than that listed as Proposal 1 in the notice. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.

FORM 10-KSB

This Proxy Statement is accompanied by a copy of our Annual Report on Form 10-KSB for the fiscal year ended October 31, 2004 (excluding exhibits). We will furnish a copy of any exhibits upon request. We may charge a fee equal to our reasonable expenses in furnishing the exhibits.

David Strucke Secretary
Waterloo, Ontario
February 28, 2005

NAVTECH, INC.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints David Strucke and Thomas D. Beynon as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all the Common Shares of Navtech, Inc. (the “Company”) held of record by the undersigned at the close of business on February 15, 2005 at the Annual Meeting of Shareholders to be held on March 31, 2005 or any adjournment thereof.

1. Election of Directors:

☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed below)

(Instruction: To withhold authority to vote for any individual nominee, strike such nominee's name from the list below.)

Thomas D. Beynon	Michael Jakobowski	David Strucke	Michael Ueltzen

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the named nominees as directors.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date:
Signature
Signature if held jointly